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                                                                      EXHIBIT 15

February 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our reports dated April 14, 1999, July 13, 1999 and October 14, 1999 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement.

Very truly yours,


PricewaterhouseCoopers LLP
Detroit, Michigan